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                            MOTHER AGENCY AGREEMENT
                         -----------------------------

                                    between

                  Look Model Management International GesmbH.
                                 represented by
                                Wolfgang Schwarz
                                Passauerplatz 1
                                   1010 Wien

BOSNIA, ESTONIA, JUGOSLAVIA, CROATA, LATVIA, LITHUANIA, AUSTRIA, POLAND,
              ROMANIA, SLOVAKIA, SLOVENIA, CZECH REPUBLIC, HUNGARY
                                      and

                           (Model's Name and Address)

                              ANNA MARIA TOKARSKA
                                UL. GRUDZICKA 17
                                46-053, SUCHYBOR
                                     POLAND

Ladies and Gentlemen:

This will confirm that we have agreed as follows:

1. Engagement, Services and Additional Agreements.

     I, ANNA MARIA TOKARSKA hereby engage Look International ("you" or "Look International") as my sole and exclusive mother agency throughout the world for the term of this Agreement (the Term) in connection with the development of my career in the modelling, advertising, licensing, musical, dramatic, artistic, fashion, film, video, television and other visual media industries, and all services to be rendered or performed by me in connection therewith (all my work in such industries being referred to herein as "Services").

Look International hereby agrees to

>    provide advice and counsel me with respect to:

     o the selection of career opportunities, photographers, advertisers, licensors and other vehicles for my talents and the presentation of myself to the advertising and entertainment industries in keeping with my talents;

     o    publicity, public relations and advertising;

     o general practices in the modelling, licensing, advertising, film, video and television industries;

     o    makeup, hair and composites in the creation of a portfolio of my use;

> send invoices and statements on my behalf to, and collect fees from, clients for whom I have performed Services.

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                          A-1010 Wien, Passauerplatz 1
             [ICON] 0043-1-533 58 16 DW 17, [ICON] 0043-1-535 42 55

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>    I  acknowledge  that you are in the  business  of  rendering  the  services described above to others and that, therefore, you shall not devote your entire time or energies, or the entire time and energies of any of your employees, to my affairs.

> In order for you to more effectively perform your services hereunder, I shall advise you in advance of any days during which I will be unavailable to perform Services so as to coordinate with you the scheduling of work with my clients and otherwise facilitate the development of my career.

2. Term of Agreement.

     The initial Term shall be for a period of three (3) years commencing on 6/8 2000. The term shall be automatically renewed and extended for successive additional periods of one (1) year unless terminated by either party upon written notice delivered not less than thirty (30) days prior to the expiration of the then current Term.

3. Authority as Exclusive Mother Agency.

     Look International is hereby authorized and empowered, as my sole and exclusive mother agency, to act for me, and on my behalf, during the Term with respect to the following matters: (i) approving and permitting the copyright, license, use and publication of my name, photograph, likeness my voice in connection with my Services; (ii) signing bills of sale and photographic and other releases for me in connection with the foregoing;
     (iii) collecting and receiving sums paid to me in connection with my Services; (iv) endorsing my name upon and depositing into your accounts or cashing any and all cheques payable to me in connection with my Services;
     (v) deduction from such deposits all sums owing to you in accordance with the terms of this Agreement; and (vi) enforcing and protecting my rights with respect to parties with whom I have had contractual dealings during the Term, in such manner as you deem appropriate by, among other means, demanding, suing for, collecting, recovering and receiving, on my behalf, all money, interest or other items due me of belonging to me.

> In order to enable you to fully exercise the authority hereby given to you, I hereby designate and appoint you as my attorney-in-fact for me in connection with my services. The foregoing appointment of you as my attorney-in-fact shall be irrevocable during the term and collection in full of all payments therefor.

> I herewith confirm that I am not whatsoever, verbally or in writing, contractually bound to any other party than Look International and particularly that I have the full right to use my own name.

> I also declare that I have at present no effective obligations vis-a-vis third corporations and that I have not entered in to other obligations of any kind.

> In this respect I confirm furthermore expressively that I have not transferred the right of my image(s) for any purpose whatsoever to any other party.

> I agree to refrain from entering into agreements of any kind regarding long or short term contracts in connection with my Services without obtaining prior written consent by Look International.

4. Conditions to Which Model Will Abide.

     During the Term, I hereby agree to (a) maintain my weight between ___ lbs. and ___lbs.; (b) not materially change my appearance; (d) appear at all modelling and other professional engagements on a timely basis; (d) refrain from using illegal drugs and from excessively using alcohol; (e) conduct myself in a courteous and professional manner so as to enhance my career;
     (f) refrain from taking any actions which will reflect adversely on you or my career; and (g) be available, ready, willing and able to render Services as a fashion model.

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                          A-1010 Wien, Passauerplatz 1
             [ICON] 0043-1-533 58 16 DW 17, [ICON] 0043-1-535 42 55

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5. Compensation to Mother Agency.

     In consideration of your entering into this agreement and as compensation for the Services to be rendered by you, you shall be entitled to receive as your compensation 20% of all gross income or other cash consideration (including compensation, salaries, earnings, fees, royalties, residuals, proceeds, bonuses, prizes, award, goods, in-kind services and contest money.) which I receive or which is credited to my account as a result of services performed by me during the term and thereafter, if the contracts pursuant to which such activities were performed after the Term were negotiated during the Term, and all extensions, renewals and renegotiations of the contracts pursuant to which such services were performed. In the event I receive any payment for services directly from a client, I remit such compensation to you within 7 days of my receipt thereof.

     I am aware that you are entitled to receive a service charge or agency fee some and/or all of the clients who may utilize my services. I agree that any such service charge or agency fee is and additional inducement for you to act on my behalf and that I shall not have any right to or interest in any such charge or fee. In addition, I understand that you maintain a network of relationships with agencies both in Europe and elsewhere throughout the world. I acknowledge that, from time to time, I may be required to pay such other agencies a commission and that you and such agencies may agree to divide among yourselves the compensation which I am required to pay to you and such other agencies. I agree that you shall have the exclusive right to refer me or to place me with other agencies in locations where you do not maintain an office.

6. Expense Reimbursement.

     I hereby agree that all costs and expenses incurred by you on my behalf shall be borne by me, and that you shall be entitled to deduct same from deposits made into your account on my behalf for services or, if not so deducted, I agree to reimburse you therefor.

7. Injunctive Relief.

     I acknowledge and agree that my services are extraordinary and unique and that there is no adequate remedy at law for a breach or attempted or threatened breach or this agreement by me. You shall be entitled to restrain a breach or attempted or threatened breach hereof by me by obtaining an injuction or by seeking such other remedy or remedies as may be available to you in equity or by law. You shall also be entitled to recover from me reasonable legal fees and costs in such event.

8. Indemnification, Lawsuits.

     I agree to indemnify and hold you harmless from and against any claims, losses, damages, judgements etc of any kind or nature whatsoever and from any costs or expenses, including attorneys fees, arising from or in connection with negligent acts or ommissions commited by me in connection with any engagements or employment contracts obtained in connection with this agreement. Additionally in the event that any litigation should arise in connection with services rendered by me or the collection of fee, die as a result of the same, I shall be available to give such assistance as may be required by you, agree to be bound by any reasonable settlement entered into by you and I agree to bear my proportionate share of attorneys fees and costs incurred to collect any such fees due.

9. Representation and Warranties.

     I represent, warrant and acknowledge to you that (i) I have the power and authority to enter into this Agreement, (ii) I am not subject to or a party to any other oral or written agreement or any other disability which would interfere with or prevent me from entering into or carrying out this Agreement, (iii) the information on the signature page is true, correct and complete, (iv) I will not, during the Term, engage any other person or entity to act for me in the capacity for which I have engaged you under this Agreement, (v) it shall be my sole responsibility to comply with all governmental laws,

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                          A-1010 Wien, Passauerplatz 1
             [ICON] 0043-1-533 58 16 DW 17, [ICON] 0043-1-535 42 55
     rules and regulations pertaining to my performance of Services in Europe and elsewhere in the world, including, without limitation, obtaining any applicable visas and paying income and other taxes on my earnings, and you shall have no responsibility whatsoever with respect thereto, and (vi) no promises, representations or inducements have been made by you or on your behalf, except as specifically set forth herein, and further acknowledge that your acceptance hereof is made in reliance on this fact.

10. Termination.

     You shall have the right to terminate this Agreement by delivering ten (10) days prior written notice to me in the event that (a) I fail to perform any of the terms and conditions of this agreement and such default is not cured by me within ten (10) days after receipt of written notice thereof; or (b) I die or become disabled or disfigured.

11. Applicable Law, Arbitration.

     This Agreement shall be governed by the material laws of Austria. Accordingly the Parties exclude the application of any provisions of Austrian law, in particular of Austrian private international law, that refer cases for settlement to any other jurisdiction. (Exclusion of renvoi).

     If any legal dispute, controversy of claim as may arise out of or in connection with this Agreement of the contracts attached as appendices hereto, relating in particular but not limited to its validity, performance, violation, termination of nullity cannot be resolved in an amicable manner, the Parties stipulate that any such disputes, controversies or claims shall be finally and exclusively settled under the Rules of Arbitration and Conciliation of the Arbitral Center of the Austrian Federal Chamber of Commerce and Industry in Vienna (Vienna Rules). The court of Arbitration shall sit as a body of three arbitrators. Either Party shall be entitled to nominate one arbitrator, both of which shall appoint a Chairman. The arbitral proceedings shall be conducted in the German language. The place of arbitration shall be Vienna, Austria.

     The decision of the Arbitrators shall be finally and binding upon the Parties. No appeal may be made against the decision of the Court of Arbitration.

12. Others.

     Look   International   shall  inform  me  of  prospective  and  forthcoming
     conclusions of contracts whenever possible.

     I am entitled to refuse the participation in any projects that are contrary to my moral principles.

     I, for myself, agree to appear on time for all scheduled appointments and shall keep all scheduled appointments, also those arranged for promoting activities, such as promotion events, autograph dates and the like.

     I will forward to Look International without delay all offers of any kind whatsoever that may be directed to me by third parties and name the address of Look International to all persons as my Mother Agency.

     All mutual claims arising from this Agreement shall be void in cases of force majeure and only for the duration of the respective case. In the event of illnesses both Parties shall not state any separate claims to the other Party and each Party shall pay for its expenses on its own account.

     Both Parties shall give written notice to the respective Party of any change of address. Until this notification has been received by the other Party, mailings to the address as included in this Agreement or to a new address communicated thereafter shall be legally effective.

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                          A-1010 Wien, Passauerplatz 1
             [ICON] 0043-1-533 58 16 DW 17, [ICON] 0043-1-535 42 55

        IN WITNESS WHEREOF, I CONFIRM THAT I HAVE READ AND UNDERSTOOD, OR INDEPENDENTLY RECEIVED ASSISTANCE TO UNDERSTAND, THE TERMS AND CONDITIONS OF THIS AGREEMENT. I ACCEPT THESE TERMS BY ENDORSING MY SIGNATURE BELOW.

Very truly yours,

Anna Tokarska                           We/I ____________  (and  ______________)
---------------------------------       are/am legal guardians of _____________,
Model's Signature                       and  in such capacity  hereby consent to
                                        the execution, delivery and  performance
Anna Maria Tokarska                     of  this   Agreement   by   her/him   in
---------------------------------       accordance with its terms.
Model's Name (Please Print)

Address:                                Signature: _____________________________

UL. GRUDZICKA 17                        Print Name: ____________________________
46-053, SUCHY BOR
POLAND                                  Relationship to minor: _________________

Telephone: 48-774219790                 Signature: _____________________________

Fax: 48-774219280                       Print Name: ____________________________

Date of Birth: 6/8/1982                 Relationship to minor: _________________

Age as of execution: 18                 Agreed to and accepted:

Date of Signature: 6/8/2000             Look International
                                        Model Management GesmbH.

                                        /s/ Wolfgang Schwarz
                                        ---------------------------------
                                        Wolfgang Schwarz
                                        Director of Look International

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                          A-1010 Wien, Passauerplatz 1
             [ICON] 0043-1-533 58 16 DW 17, [ICON] 0043-1-535 42 55
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